Exhibit 99

Thursday, February 22, 2007

Z Trim Holdings, Inc. Reports Increased Z Trim Sales for 2007 and Achievement of Significant Progress In Business Plan Implementation

Company Seeing Fruits of Hard Labor As It Shifts Efforts and Resources from Research & Development to Sales & Marketing

MUNDELEIN, Ill., Feb.  22/PRNewswire-FirstCall/  -- Z Trim Holdings, Inc. (Amex:
ZTM), announced today that this year's fiscal sales (calendar 2007) of Z Trim for January and the first 21 days of February have now surpassed the Z Trim product sales for calendar year 2006, which were $103,269.00. The company attributes the improvement to strategic marketing coinciding with increased demand by consumers and growing use by food producers.

"When we implemented the transition in mid 2006, we recognized where the markets were going and that we held a key solution for the food and supplement industries," said Greg Halpern, CEO of Z Trim Holdings, Inc. "As that vision begins to take shape, we anticipate substantial growth going forward."

In the 4th quarter of 2006, the Company surveyed its existing customer base and was provided projections of their anticipated utilization of Z Trim for the calendar year 2007. The total of those projections, if achieved, is estimated to consume the company's current plant capacity on a run-rate basis by year end 2007. With the potential for exceeding the existing plant capacity becoming a realistic late 2007 target, the Company is presently in various discussions with custom food ingredient companies to manufacture Z Trim in plants within the continental United States as well as internationally.

The Company now has three distinct venues it markets and sells to:

* 1st Tier.....Food Processors & Manufacturers
* 2nd Tier.....Food Service (Schools, Restaurants, Hospitals, Hotels)
* 3rd Tier.....Direct to Consumers, Consumer Retail

These Tiers all present totally different opportunities, but each offer unique and substantial market leverage if maximized. At the end of this report, a breakdown is provided on the various ways Z Trim is currently produced, utilized, and sold as well as the potential revenue that could result there from based on maximum plant utilization.

The critical role of Z Trim in the obesity epidemic -

Z Trim is a USDA-developed, all-natural, zero calorie fat replacement ingredient made from the healthy fiber of cereal grains. Currently corn or oats is used but Z Trim production can be derived from most economic agricultural products. Current Z Trim products include gel or powder used to replace portions of fat, gums, starches and carbohydrates in foods and as a nutritional supplement to control appetite. In a recent clinical study for weight management Z Trim was proven safe and effective where three out of four participants lost weight an average of one pound per week with no lifestyle modification.

When used in foods as a gel with the consistency of fats like butter, Z Trim can replace up to 50% of the fat and calories without changing taste and while improving texture. In several consumer tests, nearly all of those surveyed determined that Z Trim foods taste better than, or at least as good, as their full-fat counterparts.

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Dr.  James  Painter,  PhD,  RD and Chair of the  School of Family  and  Consumer
Sciences, performed blind taste studies at Eastern Illinois University with the purpose of determining consumer acceptability of dessert products prepared with varying levels of Z Trim as a fat substitute. All products were prepared using standardized recipes with the exception of varying levels of Z Trim as a fat substitute replacing fat, gram for gram at 25%, 50%, 75% and 100%. Each food product was assessed on four characteristics; appearance, flavor, texture and over all acceptability.

The conclusions were as follows -

o Z Trim may be substituted in all food products that were tested at 25% without showing a significant decrease in consumer liking in any category.

o Z Trim may be substituted at 50% in all food products tested without showing a significant decrease in overall acceptability

o Z Trim may be substituted at 75% in chocolate and cheese cakes without showing a significant decrease in consumer liking in any category

o Z Trim may be substituted at 100% in chocolate cake without showing a significant decrease in consumer liking in any category

o Z Trim may be substituted at 100% in chocolate and cheese cakes without showing a decrease in overall acceptability.

o At 25% substitution texture increased significantly with soft raisin cookies and appearance increase significantly in chocolate and cheese cakes

http://www.youtube.com/watch?v=WKwOA6MWDV4 Dr. Painter discusses the results of the study.


Whether  replacing fat in foods, or as an appetite  control  supplement,  Z Trim
consistently   creates  a  feeling   of   non-bloated   fullness   without   any
gastrointestinal (G.I.) or other negative side effects.

The ever-expanding interest by consumers in nutrition and their on-going search to find an effective and healthy weight management solution that works in a majority of cases, without lifestyle modification, is helping to drive the increase in our sales. Z Trim makes most foods healthier, whether in home kitchens, on grocery shelves or via institutional food service.

Z Trim is great news, and the media is picking up on the story -

"You On a Diet" (Free Press) authors Dr. Mehmet Oz and Dr. Michael Roizen, who appear frequently on Oprah Winfrey's day time talk show, acknowledge in their current chart topping bestseller that foods made with Z Trim have "all the "taste" benefits of fat (better taste, more creaminess, better mouth-feel) without the caloric load." In a section headed "Help on the Horizon!" the authors note that "our tasters reported that foods with Z Trim had all the flavor of the full-fat food," and conclude that Z Trim "may eventually change the way we eat." The Authors have a show of the same name on Discovery Health Channel. It is notable that the authors saw fit to discuss Z Trim as a product and by name due to the fact they have not previously done so with other products. http://www.ztrim.com/youonadiet.asp for the full text from "You on a Diet".

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In January 2007, a Pittsburgh area school  district  announced they were using Z
Trim Mayo spread in their prepared salads, such as tuna fish salad, egg salad and potato salad and in their ranch dressing. Z Trim Mayo Spread has 25 calories per serving and 82% less fat then the regular leading brand mayonnaise which is 90 calories per serving. The kids in the school thought they were eating regular mayonnaise. As a result of the announcement, stories about Z Trim being used in the school lunch program were carried by TV and radio stations, newspapers,
magazines  and  online  news  services  and  other   websites,   nationally  and
internationally. They highlighted that the schools were using Z Trim for ten months and kids never knew the difference. The Associated Press released a feature on this situation that was the top AP health story for two days.
http://www.youtube.com/watch?v=bQHPqtqbUpg   for  the  CBS  TV  News   Coverage.
http://www.pittsburghlive.com/x/pittsburghtrib/news/cityregion/s_489307.html for the release.


Consumers responded to the media coverage by requesting information and by ordering Z Trim products through the Internet and telephone. Several school districts around the country also responded by either contacting us directly or having their food service provider and food vendor's contact us in order to get Z Trim into their school meal programs. Shipments have already been made to some of them. The media coverage further resulted in testing Z Trim in one of the nations premier hospital based, doctor sponsored, large insurance company wellness programs. It also resulted in a major vitamin retailer approaching the Company with the possibility of carrying Z Trim products nationally in 2007 - Q2.

In January 2007, the Company concluded the review of a six week preliminary clinical study by Dr. Zev Davis MD at Edward Heart Hospital using Z Trim Appetite Control capsules. The results which were statistically analyzed by Dr. Paul Rathouz PhD. - University of Chicago showed that approximately three out of four people lost 1 to 2 pounds per week without lifestyle modification. Commenced one week before Thanksgiving and concluding the week after Christmas 2006, the study showed that Z Trim caused no gastrointestinal or other negative side affects. Sales in the Appetite Control capsules have increased consistently since the release of the results sparking interest from several other prominent clinicians seeking to assist in expanding the scope and duration of additional studies demonstrating Z Trim's special abilities. http://www.cardiologyreviewonline.com/prnews.php?p=1654 for the release on the study.

The Company has agreed to have a book authored by two well-known nutrition experts to be released in April 2007 along with an aggressive promotional tour. The work will be called the Pyramid Diet referring to the USDA new Pyramid the government plans to heavily promote in the coming year. The book will provide significant coverage about the Z Trim Advantage and the "Live Life Better" lifestyle.

In December 2006, the Company hired former Atkins Nutritional Medical Director Stuart Trager MD as its Director of Clinical Affairs. In this role Dr. Trager will promote Z Trim to the media from a medical and scientific perspective. Dr. Trager has been on many national news programs as weight health expert and testified to congress on these issues for Tommy Thompson from the Department of Health. http://biz.yahoo.com/prnews/070213/nytu090.html?.v=78 for the release. http://www.youtube.com/watch?v=iq_a7OhcGhE for the video.


Z Trim achieved international recognition at the 2006 (FISA) Food Ingredient South America show held in Brazil. The FISA show is one of the largest food ingredient shows in the world. Z Trim was awarded the most innovative food ingredient of 2006, beating out several inventive entries from some of the world's most prominent food ingredient companies. http://www.ztrim.com/fisa.asp for the release

The award sparked new interest in Z Trim throughout the industry and led to preliminary testing by several major food companies. One of several positive results now coming out of those tests led Z Trim, through our international marketing partners DKSH, to one of the largest food companies in Brazil. This company makes and markets over 2500 different products from chicken, turkey, pork, and beef, not to mention pasta, margarines and desserts with over 70,000 direct points of sale in Brazil and around 200 foreign clients in the four corners of Europe. The initial order of five tons has already been shipped. http://biz.yahoo.com/prnews/070201/clth071.html?.v=72 for the release.

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With the expected  growth in South America,  we are in  preliminary  partnership talks with a Brazilian company to build a Z Trim plant in Brazil that proposes high volume manufacturing of Z Trim from Tapioca hulls.

We have completed equipment and procedural modifications to increase efficiency in the Z Trim manufacturing facility and we have also added production areas for Z Trim gel bottling and Appetite Control capsule production. Starting January 6, 2007, the Z Trim manufacturing facility increased its production schedule to 24 hours, 7 days a week. The Company is building inventory to support anticipated future demand.

The Company owns one of the top nutritional analysis web sites (NATS) according to Google Search results. Internet traffic to the Nutritional Analysis Technology site (NATS) provides a steady stream of new health seekers, allowing us to spread the message about the benefits of our marketing message "Live Life Better" with Z Trim to an audience interested in health and nutrition. Visitors to the NATS site can also buy Z Trim products. http://nat.crgq.com/ to go to NATS

We have made many additions and changes to our web site recently in order to continue to inform and educate the food industry and the public about the health benefits of and how to use Z Trim. These changes include:

-    Additional links and information for food industry professionals
-    A downloadable online Z Trim brochure
-    A Frequently Asked Questions (FAQ) section
-    Links to additional recipes and cooking tips
-    New online instructional "Cooking With Z Trim" videos
- Educational and entertaining animated features for teachers, students, and parents
-    Videos with fitness experts Heather Hawk and Nikki Anderson
-    Updated plant pictures and a video tour of the Z Trim plant
- Bios of our Expanded Advisory Panel members who have been selected to advise and assist the company in reaching its goals
-    Quotes about the benefits of Z Trim by Industry Experts
- New videos and news links covering the Plum Borough, Pennsylvania school district using Z Trim in their school meals program
- The addition of the downloadable Z Trim Player which will allow people to stay informed of the latest news about Z Trim.They can download the player and then receive updates about Z Trim as they are sent out
- The linking of the NATS website directly to the Z Trim product online store to allow visitors to the NATS website to buy Z Trim products

We are working on many exciting projects that include:

-    Additional ongoing clinical Z Trim research studies
- Internet traffic to the Nutritional Analysis and Tools System (NATS) website continues to remain strong, allowing us to inform and educate visitors to the website about the benefits of using Z Trim. It also provides the opportunity to market and sell Z Trim products to them as well


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-    The expansion of the ZTM shareholder base. We continue to develop new investment banking relationships, and are contacting the investment community at the broker, MicroCap Fund, and individual levels to inform and educate them about Z Trim Holdings, Inc. and the company's USDA developed Z Trim technology, what we feel is the "Answer to the Obesity Epidemic". Every customer becomes a potential product spokesperson as well as a potential shareholder. We won't rest until every American embraces Z Trim.
- Our Z Trim Appetite Control will be featured product at Expo West with Dr. Davis as a keynote speaker.
- Cornell Students are top three finalists in Research Chefs Association National Culinology Competition using Z Trim
- We are continuing to expand our marketing and publicity programs to inform and educate the world about the intersecting Pandemic of Obesity and Z Trim as a solution available now.
- Dr. Stuart Trager Video talking about the health benefits of Z Trim and the clinical study

In January 2007, the second order was received for Non-Dairy Cheese in the UK.

Z Trim is the right product, in the right place at the right time

According to the World Health Organization, over one billion people are overweight across the globe, and that number is steadily rising. Various medical studies show that overweight persons are physiologically predisposed to advance into clinical obesity. The U.S. Centers for Disease Control has now formally labeled obesity an epidemic, recognizing its erosive effect on the national economy in terms of lost productivity and wages, increasing costs of benefits programs and publicly funded health programs, increased diversionary spending and the proliferation of avoidable disease. The Center for Science in the Public Interest is constantly challenging the food industry to reduce fats, to stop marketing to children and to make other meaningful changes. The American Medical Association, the American Cancer Society, the American Heart Association and even the USDA are devoting more of their resources to re-educating the public on how healthy lifestyles can help to curtail the obesity epidemic.

We believe there is a convergence of interests today among consumers who would like to be healthier without sacrificing delicious foods, the food companies who are interested in a solution and governments who have declared the need to legislate consumers' fat intake. This is creating a market driven force for change within the food industry. The World Health Organization recently declared obesity as the biggest and most costly health problem on earth and yet, even though the media covers this topic extensively, we know of no legitimate contender to solve the dilemma. We believe that Z Trim is the first major contender.

Over fifty ingredients that replace fat have been introduced during the past quarter century and today represent a large growth opportunity. Several of these ingredients exist today in products labeled as "low fat", "no fat" "less fat" and "reduced fat" But foods containing these ingredients are often considered by consumers to have bad taste and texture. A few ingredients, such as Olestra, are frequently cited as having a negative impact on digestive health.

Recently, certain large food companies suggested the solution was to lower portion sizes. History shows that this actually results in consumers eating more than they ate previously. Another recent report showed that Trans fats, which are nine calories per gram, can be removed in favor of Palm oil, (also nine calories per gram) which years ago was replaced by Tran's fats because the industry said it was unhealthy at the time. Z-Trim(R), developed by the United States Department of Agriculture (USDA), is a natural zero calorie fat-substitute made from the bran and hulls of cereal grains that lowers 25% to 50% of calories from fats in most foods without negatively affecting taste or texture. Z-Trim generally can't be detected by consumers when formulated correctly in dairy, dressings, dips, sauces, baked goods, processed meats, snack


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foods, cookies, pies, cakes, icings,  brownies, bars, ice cream, milk shakes and many other foods. It improves texture significantly; makes meats juicier, baked goods moister, dips creamier. Z-Trim lets you to eat more of the foods you love without fear of weight gain and allows you to lose weight without giving up the foods you love. Z-Trim adopts the flavor and mouth feel of most recipes and has been proven in studies that a majority of consumers prefer Z-Trim foods over their full-fat counterparts. Z-Trim can substantially reduce harmful Trans and saturated fats and adds healthy insoluble and soluble dietary fiber which can be beneficial to heart patients and diabetics. Z-Trim can improve digestion without any negative side effects sometimes associated with other fat substitutes and is generally recognized as safe (GRAS). Fiber has been shown to improve satiety and contribute to other benefits such as weight loss, lowering of cholesterol and improvement of glycemic index.

Sugar replacements, such as Saccharin, NutraSweet and Splenda have become ubiquitous in our foods and eating habits. These technologies have made their way into our soft drinks, snacks, cookies and our home cooking. We believe that Z Trim, as a fat replacement, has the potential to become as commonplace in our eating as sugar substitutes.

Marketing and Distribution

The needs of the public, the food industry and the regulatory bodies are converging to deliver a tremendous market demand for a healthy solution to the obesity epidemic. "Added fats" are used in cooking, as table spreads and in the manufacture of food products, such as baked goods, salad dressings, and potato chips. Added fats represent approximately half of the total fats we consume. The replacement of 1/3 of added fats with Z Trim is one of the Company's goals.

The Company has a co-branding campaign, themed on the Company's trademarks "Z Trim" and "Live Life Better". This theme is aimed at marketing Z Trim simultaneously to the packaged food industry, to the restaurant industry, to institutional food providers (hospitals, schools, prisons, etc.), nutrition, fitness and healthfood companies, and to consumers who use it at home as well as seeking it out in the products they buy off of grocery store shelves and restaurant menus. Recognizable "Z Trim" and "Live Life Better" logos on food packaging, or adjacent to menu items, in our estimation, will signify a food product made better and healthier.

Product Description

Z Trim was developed at the U.S. Department of Agriculture by Dr. George Inglett. The goal was to create a zero-calorie healthy natural food ingredient utilizing grain bi-products that would replace a large portion of high calorie fats in processed foods. The Company holds the exclusive United States and international manufacturing and marketing rights to the technology for all fields of use. The Company spent the past five years and approximately 14 million dollars perfecting its patented and trade secret formulas, a state-of-the-art manufacturing facility and marketing rollout for production and use. The Company has dozens of U.S. and international patents issued or pending on the Z Trim composition and process as well as numerous trade secrets on this proprietary technology. Certain of the processes based upon the Company's intellectual property portfolio are now in use at the Z Trim plant located in Mundelein, Illinois.

Z Trim adds water to recipes, so it improves textures resulting in creamier, moister, and juicier foods. The additional water also has the effect of cleansing the palette thereby diminishing aftertastes of fats such as greasiness and filminess. Lastly, Z Trim is healthy soluble and insoluble fiber.


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Advisory Panel of Experts

William Smithburg - joined The Quaker Oats Company in 1966 as a Brand Manager, after five years with two advertising agencies. Mr. Smithburg became Vice President and General Manager of the Cereals division in 1970. In 1976, Mr. Smithburg became Executive Vice President - U.S. Grocery Products, the largest division of The Quaker Oats Company. He was named to The Quaker Oats Board of Directors in 1978, and in 1979 was named President and Chief Operating Officer. Two years later, in 1981, he became Quaker's Chief Executive Officer and assumed the position of Chairman of the Board in 1983. He held that position until retiring in November, 1997. Mr. Smithburg is also a Director of Abbott Laboratories, Corning Incorporated, The Northern Trust Company and Smurfit-Stone Container Corporation. He served on the Board of Directors of the Grocery
Manufacturers of America from 1981 to 1997 and was Chairman of the Grocery Manufacturers of America's Board of Directors from 1993 to 1995. He also serves on the Board of Trustees of Northwestern University and has served as a member of the Civic Committee of the Commercial Club of Chicago and a director of Northwestern Memorial Hospital where he was Chairman of the Board from 1992 to 1993.

George A. Naddaff - is the current Chairman and co-CEO of KnowFat Lifestyle Grills. Mr. Naddaff is considered by many to be the "Guru of Franchising". He developed Boston Chicken/Boston Market into a national franchise brand and in 1992 sold it to a group of Blockbuster Video executives. In 1993 he shared in its record-setting IPO (143% first-day increase). Naddaff has founded and/or been significantly involved with several other successful concepts including:
Mulberry Child Care Centers, which had over 90 company-owned childcare centers when it was sold to KinderCare; Sylvan Learning Centers, the nation's leading after-school learning facilities; Ranch*1, a New York-based chain of grilled chicken sandwich restaurants; Living and Learning Schools, which operated more than 50 upscale childcare facilities and was sold to KinderCare; VR Business Brokers, the nation's largest business brokerage franchise with over 350 offices, which was acquired in 1986 by Christies, London. Naddaff began his career in food service when he co-founded International Foods, which operated 19 KFC franchises in the Boston area and was sold in 1970.

Nicki Anderson - has spent the last 10 years trying to shift the way people view diet and exercise. Nicki believes that exercise has become punishment for an imperfect body. It seems that exercise is perceived to be for the elite athlete or thin person. As a fitness professional, she feels that it is her responsibility to introduce exercise as something that is positive and life enhancing. Ms Anderson believes that more often than not, people view exercise and sound nutrition as an all or nothing proposition. Ms. Anderson, IDEA Master Trainer is the author of "Reality Fitness; Inspiration for Your Health and Well-being". She is the health and fitness columnist for Suburban Chicago
Newspapers as well as a family fitness contributor for eDiets. She is a certified personal trainer through the National Academy of Sports Medicine
(NASM). Nicki sits on the IHRSA Entrepreneurial Advisory Board, the Personal Training Committee for IDEA and USA Today's Entrepreneurial Advisory Board.

Basil J. Falcone - At the time of its sale in 1997, Mr. Falcone was the former co-owner and Vice Chairman of General Drug, the 11th largest pharmaceutical distributor in the United States. Shortly thereafter, he acquired Omaha Vaccine & American Veterinary Pharmaceutical Co. which he sold in 2004. Acting in a broad strategic Advisory role, Mr. Falcone currently has significant interests in human vaccine, nutraceutical and functional food companies. In his forty six years of business and entrepreneurial experience, Mr. Falcone began as a 21 year old college graduate management trainee at General Motors and since has held management positions in large and middle size companies, commencing his first turnaround acquisition at age 37. Mr. Falcone has a Bachelor of Science degree in Sociology, Fordham University, N.Y. 1960 and MBA Graduate Studies, Baruch Graduate School of Management, (City University of New York). He is a Member of the Economic Club of Chicago and a Board member of Bastyr University, Seattle Washington.


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Triveni P. Shukla, Ph.D - Vice President, Technology Development for Z Trim. Dr.
Shukla is in charge of accelerating Z Trim's manufacturing process and market development. He has a distinguished international background in food science. For ten years, he was head of R&D and Engineering at Krause Milling Co. (now
ADM), and has spent almost two decades as a consultant to the global food processing industries. Dr. Shukla is a scientist of vast and varied business and technical experience in the cereal foods and allied industries, commercial
development   and  R&D.  His  activities  and  expertise  cover  a  wide  range:
post-harvest  technology  assessment  and  forecasting,   contract  R&D,  market
research,  development  and  improvement  strategies,   technical  and  economic
feasibility studies, competitive analysis and market intelligence, facility planning, sub-sector analysis and privatization, joint-venture analysis and international technology transfer. He is an internationally recognized expert in dry and wet corn milling. Dr. Shukla's association with Cargill, A.E. Staley, American Maize Co., U.S. Feed Grains Council, Winrock International, Monsanto and many other multi-national food processing clients constitutes a valuable body of experience. The list of companies that Dr. Shukla has worked with also
includes:   Anheuser-Busch,   Bimbo  (Mexico),  Cedarburg  Dairy/Kemp,  ConAgra,
Experience Inc., Frigo Cheese Co./Unigated Ltd., Grupo Minsa s.a. de c.v. (Mexico), Heinz Co./Ore-Ida Foods, Heinz Co./Foodways Natl., Hershey Foods Corporation, Illinois Cereal Mills, Kraft-General Foods, Labbat Anderson, Mexican Accent Inc., Monsanto Company, Nabisco Brands, National Honey Board,
Oscar  Meyer  Foods/Philip  Morris,   Procter  &  Gamble,   Quaker  Oats,  Sigma
Alimentos/Grupo Alpha (Mexico), Group Minsa of Mexico and Matrix Group of Malaysia, as well as four companies in Japan, two in India and two more in Korea.

Eric Carre - Research & Development Chef/Expert in Global Cuisine. Chef Eric's prior 25+ years of industry experience encompasses restaurant, R&D and food manufacturing both in the US and abroad and includes being the Executive Chef/VP of R&D for Culinary Foods, Inc. (wholly owned subsidiary of Tyson Foods, Inc.) where he increased sales from $34 million to $142 million in 6 years. He has also served as Executive Chef/VP R&D at Culinary Brands, Inc., a division of Nestle and a pioneer in the use of sous vide cooking in the United States. In collaboration with UC Davis, Mr. Carre developed, pasteurized fully prepared, fresh refrigerated food using the cook-chill and Cook-in-Pack sous vide method. Eric was a 2005 Nominee for Award of Excellence - IACP (International Association of Culinary Professionals) and has been an editorial contributor and speaker to numerous major industry publications, seminars and conferences. Client's include Devanco Foods (Frozen Shawarma & cold Sauces), Harbor Seafood (Frozen Lobster, Fish & other Seafood), Smithfield Innovations (Frozen Sauce Program), Distinctive Foods LLC (Chicago Flatbread & Texas Flatbread product lines; Pie Piper (Sweets Program), Alfa Gamma Seafood (Fish and Seafood),
Newhall Klein Inc. Marketing Communications (Culinary Ideation, Editorial Newsletter Services & Food Service Recipe Development), Gage Foods (School Feeding Program), Costco Club Stores Wholesale, National distribution, United Airlines, British Airways, Lufthansa, Wyndham Hotels, Casino Morongo, CA, Whole Foods' Trader Joes, Perdue Farms, White Toque, Little Lady Foods (Sauce Program).

Dari Carre - is a renowned Research & Development Chef-Consultant. Dari's career in food began in 1988 upon completion of a Professional Diploma in Classical French Cooking at New York City's Institute for Culinary Education. Remaining in New York, she apprenticed at Rockefeller Center's 3-Star French restaurant, La Reserve, and then went on to work as a private chef, food stylist and cooking instructor. Dari develops recipes and food products with manufacturing, food service and consumer applications. Her clients include New Zealand Green Shell Mussel Marketing Board (manufacturing and consumer), Culinary Foods, Inc., a subsidiary of Tyson Foods, Inc. (foodservice) Better Homes & Gardens Magazine (savory & dessert for consumer), Barilla America (manufacturing & back-of-the-box consumer), Uncle Ben's Rice (savory for children and adult


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

consumer) and Starbucks Coffee Company (foodservice). As a Product Marketer, she creates product-marketing strategies and delivers product demonstrations for Chef Demonstrations of new specialty cheese product launches by Kraft Foods, Inc, served as Spokesperson for the National Pork Producers Council in their MTV-inspired educational video targeted toward high school students, and Food
Stylist for such media as cable TV's Home Shopping Network (HSN); and advertising. Dari serves as Contributing Editor to various trade and consumer publications including Prepared Foods Magazine, Better Homes & Gardens, and Food Distribution Magazine among many others.

Juan-Carlos Cruz - began his culinary career at California Culinary Academy (class of 93). He went on to become one of L.A.'s most sought after pastry experts, working at some of California's finest hotels and creating desserts for Gary Oldman, Jack Nicholson, Nancy Reagan, Will Smith, Oprah Winfrey, Jim Carrey, Joe Namath, Prince Phillip, Julia Roberts, Russell Crowe, and many others. Juan-Carlos was part of the team that represented the illustrious Hotel Bel-Air at the James Beard House and received such high praise for his work that in 2001 he decided to spin off on his own and begin Pastrydude.com in Los Angeles. Pastrydude.com is now one of Los Angeles' premiere wedding cake destinations for decadent made-to-order creations. After appearing on Discovery Health Network's Body Challenge (six episodes) on which he lost a total of 43 pounds (with an additional 17 lbs lost after the show wrapped), Juan-Carlos' attitude towards food expanded to include recipes for the calorie conscious. Alongside his other businesses, Juan-Carlos began running Calorie Commando Catering with the mission of providing the best heart-healthy food in Los Angeles.

Juan-Carlos also appeared on Discovery Health Network's Body Challenge 2 as "Calorie Commando." Juan-Carlos then appeared on the Body Challenge 3 as the host/weigh in coordinator. Other recent appearances include Soap Center for the Soap Opera Network, The Modern Girls Guide to Life for the Style Network, and Cooking School Stories on the Food Network. He has also made appearances on the Countdown to the Academy Awards on E!, Celebrity Diets on VH1, and is the host of Calorie Commando.

Zev Davis, M.D. - is Director, Cardiovascular Surgery at the Edward Heart Hospital in Naperville, Illinois. He is a partner in Cardiac Surgery Associates, one of the larger cardiac surgical practices in the country. Born and raised in New York City, he moved with his family to Israel for ten years, completing high school, university and medical school at the Hebrew University/Hadassah in Jerusalem, Israel. After a general surgical residency and cardiovascular fellowship at the Mayo Clinic, Dr. Davis trained additionally at the Hektoen Institute for Congenital Heart Disease (Chicago), Johns Hopkins and Hospital Broussais (Paris, France). While performing all aspects of adult cardiac, thoracic and vascular surgery, Dr. Davis' particular interest is mitral valve repair, treatment of heart failure by left ventricular remodeling and reconstruction, and endoscopic (minimally invasive) vein and artery harvest. He is a member of many scientific societies, and has published multiple articles with frequent national presentations. Dr. Davis is involved in medical volunteer projects around the world, including Russia (Siberia), Pakistan, Israel, Honduras and Kenya. He enjoys biking, horseback riding, hiking treks in remote locations, and painting.

Dr. Mark DeMeo - is Board Certified in Gastroenterology and Internal Medicine. He received his medical degree at UMDNJ-Rutgers Robert Woods Johnson Medical School in Piscatawa, New Jersey. His special interests are: celiac disease, pancreatic disease, obesity, nutrition and gastrointestinal disease, and functional bowel disease. His research interests are pancreatic disease, the role of nutrition in gastrointestinal disease, celiac disease, obesity, gut immunology, and functional bowel disease.

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


Dr. James Painter - , a Registered Dietitian, earned a Ph.D. from the University of Illinois in Human Resource and Family Studies, a MS from Oklahoma State University in Food, Nutrition and Institution Administration and a BS from Southern Illinois University, Carbondale in Food and Nutrition. His professional experiences include serving on the faculty at the University of Illinois, Nutrition Consultant and Senior Food Service Director with Marriott Corporation. His professional affiliations include American Association of Family and Consumer Sciences, Society for Nutrition Education, Gamma Sigma Delta the American Dietetic Association. He has over 60 professional and peer reviewed publications to his credit. He serves on the editorial board for Foodservice Research International and is a reviewer for Journal of Nutrition Education and Journal of Food Composition and Analysis. His expertise is recognized through his 100-plus professional lectures and presentations along with numerous public presentations, articles and interviews. He has served as principal investigator/co-principal investigator on more than 3 dozen grants. Currently he is Chairperson of the Family and Consumer Sciences at Eastern Illinois University. He and his wife Rose live in Charleston and have two sons and a daughter-in-law.

Heather Hawk - is a national health and fitness correspondent for television and radio. As a spokesperson, consultant, and fitness advisor for numerous corporations and organizations in the health and fitness industry, she is involved in all aspects of the business including: product development and evaluation, program development, training, industry and consumer seminars, scripting, hosting and producing instructional and promotional videos. Having been involved in fitness since the age of 15, Heather's passion is to educate and motivate all ages on the numerous benefits of a healthy lifestyle. This is accomplished through her media endeavors, video projects, and corporate affiliations. Heather has been seen on all the major networks as well as various cable stations including ESPN, ESPN 2, and QVC to name a few. Heather can be seen hosting "Get Hooked On Health", a 30-minute television program airing on the Charter Network that was launched as part of a national health and fitness campaign. She has hosted the popular news segment "Fit on Fox" on the Fox network for 6 years. She teaches listeners how to eat well, train properly, and create a healthier lifestyle through her nationally syndicated radio show "Hawk On Health".

Heather serves as the Director of Fitness Programming for Danskin Fitness Accessories for Women as well as Empower Fitness Equipment for Women. She serves on the Advisory Board for several companies including her most recent appointment to the Z-Trim Corporation Advisory Panel of Experts. As an advocate for the American Liver Foundation, National Down Syndrome Society, Muscular Dystrophy Association, Life Skills Foundation and the Spina Bifida Association of America, Hawk speaks publicly to raise awareness for these important groups. In recognition of her efforts, the American Liver Foundation named Hawk Media Person of the Year in 2000. Hawk graduated from Washington University's John M. Olin School of Business with a bachelor of science in business administration and marketing. Together with her personal training certification from the American Council for Exercise (ACE), Hawk combined her business savvy and passion for health and fitness to build Hawk on Health, LLC. Founded in 2002, Hawk on Health, LLC., promotes the significance of fitness, nutrition, wellness and medical issues encompassing every aspect of the Health and Fitness industry.

In a 12 month period, the plant can currently produce an estimated one million pounds of finished Z Trim powder at 25x absorption. This could also equate to 25 million pounds of Z Trim Gel at 4% solids. The Company has no way at this time of knowing exact amounts of each product but anticipates it will produce a combination of 25x Z Trim Powder and 4% solids Z Trim Gel. Below are various uses of that available production capacity supply. The Company already sells to all 9 channels in varying percentages and expects that trend to continue as it grows however with little predictability of how much will be sold to each area in the future.


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

1) Industry Manufacturer sales of Z Trim Boxed Powder (22 pounds) at $120 (current price @ $5.5/lb) 45,454 boxes (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $5,500,000

2) Industry Manufacturer sales of Z Trim Gel (one gallon) at $2.5 (current price @ $0.3/lb)
3,000,000 gallons (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $7,500,000

3) Institutional User sales of Z Trim Gel (one gallon) at $5.00 (current price @ $0.6/lb) Schools, Universities, Hospitals, Hotels, Restaurants 3,000,000 gallons (assuming total utilization of all available production capacity supply for only this channel)
Total Annual Potential Gross Revenue $15,000,000

4) Consumer Retail sales of Appetite Control Capsules at $29.95 (current bulk price at web site) 3,600,000 bottles (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $107,820,000

5) Consumer Retail sales of Appetite Control Capsules at $14.00 (wholesale price to large retailers) 3,600,000 bottles (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $50,400,000

6) Consumer Retail sales of Z Trim Fat Replacement at $3.99 (current bulk price at web site)
25,000,000 bottles (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $99,750,000

7) Consumer Retail sales of Z Trim Fat Replacement at $2.00 (wholesale price to large retailers)
25,000,000 bottles (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $50,000,000

8) Consumer Retail sales of Z Trim Fiber Supplement (8 ounce) at $34.95 (current price at web site) 2,000,000 packs (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $69,900,000

9) Consumer Retail sales of Z Trim Fiber Supplement (8 oz) at $15.00 (wholesale price to large retailers) 2,000,000 packs (assuming total utilization of all available production capacity supply for only this channel) Total Annual Potential Gross Revenue $30,000,000

ABOUT Z TRIM(R)
Z Trim, http://ztrim.com/ is a natural zero calorie fat-substitute made from the hulls of grains such as corn or oats. Z Trim lowers calories from fats up to 50% in most foods without negatively affecting taste or texture. In consumer tests, Z Trim has not been detectable when formulated in dairy, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods. Z Trim often improves texture significantly; making meats juicier, baked goods moister, and dips creamier. Z Trim adopts the flavor and mouth feel of most recipes. Consumer studies indicate a preference for Z Trim foods over their full-fat counterparts. Z Trim can substantially reduce harmful Trans and saturated fats and adds healthy insoluble and soluble dietary fiber to foods in which it is used. Z Trim can improve digestion without the side effects sometimes associated with other fat substitutes. Z Trim is currently featured in the #1 bestseller, "You On a Diet" by Dr. Mehmet Oz and Dr. Micahel Roizen as an ingredient that "could eventually change the way we eat." Media stories about Z Trim and Z Trim Holdings have been featured in consumer, business and food industry trades around the world as well as all major news networks. Z Trim was developed by the USDA. Z Trim Holdings participates in the FDA's voluntary GRAS notification program.

ABOUT Z TRIM APPETITE CONTROL(R)
Z Trim Appetite Control is 100% natural dietary fiber made from the bran of grain and delivered in a cellulose capsule. The new breakthrough product has great absorption capacity resulting in a feeling of fullness and a reduction in appetite thus allowing consumers to continue enjoying eating without sacrifice. Z Trim Appetite Control was recently shown in clinical studies to improve weight loss without causing any gastrointestinal or other negative side effects. Z Trim Appetite Control Capsules, at http://www.ztrim.com/appetitecontrol, are available as part of a healthy multi-disciplinary approach.

Forward-Looking Statements and Risk Factors
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

    Contact: Steve Cohen
    Voice:   847-549-6002
    Email:   ir@crgq.com

SOURCE Z Trim Holdings, Inc.


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